SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 29, 2008

Blue Earth Solutions, Inc.
(Exact name of registrant as specified in its charter)

NV	333-140438	26-2332192
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13511 Granville Ave , Clermont, FL	34711
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  352-729-0150

___________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]       Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 3 – SECURITIES AND TRADING MARKETS

Item 3.02   Unregistered Sales of Equity Securities
Item 3.03   Material Modification to Rights of Security Holders

On August 29, 2008 we completed and closed our private offering (the “Offering”) of our newly created Series C Preferred Stock at an offering price of $1,000 per share in a private placement.  We sold a total of 14,130 shares for total gross proceeds of $14,130,000, including $13,430,000 in cash and the cancelation of the $700,000 promissory note owed to JDC Group, Inc., incurred on August 6, 2008.  JDC Group, Inc. is a Florida corporation controlled by James Cohen, Jr., a member of our board of directors, our VP of Sales and the adult son of our CEO, Patricia Cohen.  We reported the note made to JDC Group, Inc. on Form 8K filed August 13, 2008.

We did not pay any commissions in connection with the Offering.

The Offering was exempt from registration pursuant to Rule 506 of Regulation D.  Each purchaser represented that he or she is an accredited investor as defined by Rule 501.  We did not engage in any general solicitation or advertising in connection with the Offering.  The Series C Preferred Stock are restricted securities and, when certificated, will bear a restrictive legend.

Our Series C Preferred Stock carries rights and preferences senior to those of our common stock and to the rights of our Series A Preferred Stock and Series B Preferred Stock.

Our Series C Preferred Stock votes with our common stock at a rate of 100 votes for every share of Series C Preferred Stock.  Each share of the Series C Preferred Stock is entitled to a cumulative dividend of $80 per share, payable annually on December 31 of each year, prorated to the date of issuance for partial years.  If we have funds legally available to pay the dividend, but fail to do so by January 31 of the following year, then the missed dividend increases to $104 per share payable in cash or, at the option of the Series C Preferred shareholder, our common stock valued at the average closing price for the twenty trading days after December 31 just passed.  The dividend on the Series C Preferred Stock must be paid prior to the payment of any dividends to the holders of our Series A Preferred Stock, our Series B Preferred Stock, or our common stockholders.  The Series C Preferred Stock also carries a $1,000 per share liquidation preference, which must be paid prior to any amounts paid upon liquidation of the company to the holders of our Series A Preferred Stock, our Series B Preferred Stock, or our common stockholders.

We can redeem the Series C Preferred Stock upon written notice of not less than thirty days nor more than sixty days and upon the payment of $1,100 per share.  Upon receipt of a redemption notice, holders of the Series C Preferred Stock may elect to convert their shares into, for each share of Series C Preferred Stock converted, one hundred and sixty shares of our common stock and a warrant to purchase one hundred shares of our common stock at any time prior to December 31, 2010 at a strike price of $8.00 per share.

A copy of the corrected Certificate of Designation as filed with the Nevada Secretary of State on September 3, 2008, is attached as Exhibit 3.3 hereto.  The Certificate of Designation sets forth the voting powers, designations, preferences, limitations and relative rights of the Series C Preferred Stock.

SECTION 9 –FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01   Financial Statements and Exhibits

Ex 3.3	Certificate of Designation of Series C Stock

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Blue Earth Solutions, Inc.

/s/ Patricia Cohen
Patricia Cohen
Chief Executive Officer and Director

Date:  September 3, 2008